UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2010
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices,
including zip code)
Registrant’s telephone number, including area code:                     (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Coffeyville Resources Nitrogen Fertilizers, LLC (“CRNF”) is a wholly-owned subsidiary of a limited partnership in which CVR Energy, Inc. (the “Company”) owns all of the interests (other than the managing general partner interest and associated incentive distribution rights). CRNF previously announced on October 1, 2010 that it would move up its planned turnaround in response to a rupture that occurred to a high-pressure Urea Ammonium Nitrate (UAN) vessel at its Coffeyville, Kansas facility. Subsequently, CRNF announced on November 1, 2010 that its turnaround was substantially completed on October 29, 2010 and CRNF resumed production, with the exception of its UAN plant, which was expected to be restarted later this month. The Company announced today that the UAN plant has been restarted.
     The press release dated November 16, 2010 included as Exhibit 99.1 to this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release dated November 16, 2010, issued by CVR Energy, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: November 16, 2010

CVR ENERGY, INC.
By:	/s/ Edmund S. Gross
Edmund S. Gross
Senior Vice President, General Counsel and Secretary